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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 14, 2006

                        Patient Safety Technologies, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                 333-124594               13-3419202
(State or Other Jurisdiction    (Commission File         (I.R.S. Employer
     of Incorporation)               Number)          Identification Number)

             1800 Century Park East, Ste. 200, Los Angeles, CA 90067
               (Address of principal executive offices) (zip code)

                                 (310) 895-7750
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry Into a Material Definitive Agreement.

          On November 14, 2006, SurgiCount Medical, Inc. ("SurgiCount"), a California corporation and wholly-owned subsidiary of Patient Safety Technologies, Inc. (the "Company"), entered into a Supply Agreement with Cardinal Health 200, Inc., a Delaware corporation ("Cardinal"). Pursuant to the agreement, Cardinal shall act as the exclusive distributor of SurgiCount's products in the United States, with the exception that SurgiCount may sell its products to one other hospital supply company, named in the agreement, solely for its sale/distribution to its hospital customers. The agreement provides for pricing of the products, which is deemed confidential. In case of a conflict between the agreement and Cardinal's standard purchase order forms, the terms of the agreement shall control. Under the agreement, SurgiCount agrees to maintain a specified fill rate on all orders for products. The term of the agreement is 36 months, unless earlier terminated as set forth therein. Otherwise, the agreement automatically renews for successive 12 month periods.

          If Cardinal receives an offer from another supplier to purchase any or all of the products supplied by SurgiCount under the agreement on more favorable terms and conditions, of better grade or quality, at a more favorable net price or with new or improved technology, Cardinal must provide SurgiCount with written notice of such offer. SurgiCount will have 15 days following the date of the notice to notify Cardinal that it agrees to meet or improve upon such offer. If SurgiCount fails to so notify Cardinal in writing that it will meet or improve upon such offer within such 15 day period, Cardinal may terminate the agreement with respect to the product in question upon written notice to SurgiCount, without further obligation or liability. SurgiCount's notice to Cardinal that it agrees to meet or improve upon such offer shall constitute an amendment to the agreement with respect to those products.

          SurgiCount may not assign its interest under the agreement without Cardinal's prior written consent. Further as part of the agreement, SurgiCount executed a Continuing Guaranty agreeing, among other things, to indemnify Cardinal for any loss or claim a) for property damage on account of any SurgiCount product except as may be caused by gross negligence or reckless disregard on the part of Cardinal or any of its employees, or b) arising on account of any infringement by any SurgiCount product of any patent, trademark or other proprietary right of any other party.

          In addition to the foregoing, the agreement provides that if the Company decides to divest, spin-off or otherwise sell SurgiCount or any material assets of SurgiCount (such as intellectual property) during the term of the agreement, Cardinal shall have a right of first refusal to purchase SurgiCount.

          The Company cannot reasonably predict or estimate the financial impact of the agreement with Cardinal but believes it will have a material impact on the Company's results of operations.




Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number                                          Description
--------------------------------------------------------------------------------
10.1 Supply Agreement entered into November 14, 2006 by and between SurgiCount Medical, Inc. and Cardinal Health 200, Inc. (redacted)
--------------------------------------------------------------------------------

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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Patient Safety Technologies, Inc.


Dated:  November 20, 2006                    By:    /s/ Lynne Silverstein
                                                --------------------------------
                                             Name:  Lynne Silverstein
                                             Title: President


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